CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC.
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Nos. 002-86489 and 811-03843) of our report dated February 1, 2005 relating to the December 31, 2004 financial statements of First Investors New York Insured Tax Free Fund, Inc., which are included in said Registration Statement.


                                                       /s/ Tait, Weller & Baker

                                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2005